UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

HOMELAND SECURITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 North Glebe Road, Suite 550 Arlington, VA	22201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 15, 2011, Homeland Security Capital Corporation (the “Company”) entered into an employment agreement with C. Thomas McMillen (the “McMillen Agreement”), the Company’s Chief Executive Officer. The McMillen Agreement has an initial term of one year and is automatically renewable for additional consecutive one year terms, unless at least ninety days written notice is given by either the Company or Mr. McMillen prior to the commencement of the next renewal term. The McMillen Agreement also provides that Mr. McMillen will continue to serve as Chairman of the Board of Directors (the “Board”) of the Company so long as he is with the Company, with no additional compensation, subject to any required approvals.
The McMillen Agreement provides for an annual base salary of $350,000, effective June 1, 2011, and an annual discretionary bonus of up to 100% of Mr. McMillen’s base salary based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board, in consultation with Mr. McMillen. In addition, Mr. McMillen is eligible for a one-time special bonus in an amount equal to $726,665 on the earlier of (i) December 31, 2011, and (ii) change of control of the Company (as such term is defined in the McMillen Agreement). The special bonus shall be reduced by the amount of principal and interest now owed by Mr. McMillen, as a result of his stepping in as guarantor of the obligations of Secure America Acquisition Holdings LLC (“Secure”) pursuant to that certain promissory note, dated June 1, 2007, by and between the Company and Secure, which is now in default (the “Note”). The Company is also obligated to waive all events of default and amend the maturity date under the Note to the earlier of (i) December 31, 2011, (ii) a change of control of the Company, and (ii) the termination date of McMillen Agreement.
Mr. McMillen has agreed to forfeit his pre-existing option to purchase 55,800,000 of the Company’s shares of common stock.
The McMillen Agreement also provides for a monthly automobile allowance in an amount equal to $1,000, a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”), other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorney’s fees actually incurred by Mr. McMillen in connection with the review of his employment agreement of up to an amount equal to $10,000.
The agreement is terminable by the Company for cause or upon ninety days prior written notice without cause and by Mr. McMillen for good reason (as such terms are defined in the McMillen Agreement) or upon ninety days prior written notice without good reason. If the Company terminates Mr. McMillen without cause or Mr. McMillen terminates his employment for good reason during the term of employment, then the Company will pay Mr. McMillen: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, (ii) the base salary that the Mr. McMillen would have received had he remained employed through the expiration date of his agreement, (iii) a pro-rated bonus, if any, (iv) the special bonus described above and the bonus from the prior year, if unpaid, (v) health and/or dental insurance coverage pursuant to COBRA until the date that is one year following the termination date or until Mr. McMillen is eligible for comparable coverage with a subsequent employer, whichever occurs first, and (vi) any accrued, but unpaid compensation prior to the termination. If the Company terminates Mr. McMillen without cause or Mr. McMillen terminates his employment for good reason following the expiration date, then the Company will pay Mr. McMillen: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, and (ii) any accrued, but unpaid compensation prior to the termination.

The agreement also includes certain confidentiality and intellectual property assignment obligations and non-compete and non-solicitation provisions for a period of one year following the expiration date of Mr. McMillen’s employment with the Company.
On June 15, 2011, the Company also entered into an employment agreement with Michael T. Brigante (the “Brigante Agreement” and collectively with the McMillen Agreement, the “Employment Agreements”), the Company’s Senior Vice President of Finance and Chief Financial Officer. The Brigante Agreement has an initial term of one year and is automatically renewable for additional consecutive one year terms, unless at least ninety days written notice is given by either the Company or Mr. Brigante prior to the commencement of the next renewal term.
The Brigante Agreement provides for an annual base salary of $250,000, effective June 1, 2011, and an annual discretionary bonus of up to 50% of Mr. Brigante’s base salary based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board, in consultation with Mr. McMillen and Mr. Brigante. In addition, Mr. Brigante is eligible for a one-time special bonus in an amount equal to $124,462.66 on the earlier of (i) December 31, 2011, and (ii) change of control of the Company (as such term is defined in the Brigante Agreement).
Mr. Brigante has agreed to forfeit his pre-existing option to purchase 9,500,000 of the Company’s shares of common stock.
The Brigante Agreement also provides for a monthly automobile allowance in an amount equal to $500 (provided that Mr. Brigante does not use a vehicle provided by the Company), a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Code, use of the Company’s corporate apartment in Washington D.C., and if the Company no longer maintains the apartment, a monthly housing allowance up to the amount that the Company paid to maintain the corporate apartment, other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorney’s fees actually incurred by Mr. Brigante in connection with the review of his employment agreement of up to an amount equal to $10,000.
The other provisions of the Brigante Agreement regarding a termination of employment and restrictive covenants are identical to those that apply to Mr. McMillen.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreements, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated June 15, 2011, by and between Homeland Security Capital Corporation and C. Thomas McMillen.
10.2	Employment Agreement, dated June 15, 2011, by and between Homeland Security Capital Corporation and Michael T. Brigante.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION
By:	/s/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	Chief Executive Officer

Date: June 17, 2011